Exhibit 32
Certification pursuant to Section 906 of the Sarbanes Oxley Act of 2002
The certification set forth below is being submitted in connection with this report on Form 10-Q for the purpose of complying with Rule 13a-14(b) or Rule 15d-14(b) of the Securities Exchange Act of 1934 and Section 1350 of Chapter 63 of Title 18 of the United States Code.
John J. Schiff, Jr., the chief executive officer, and Kenneth W. Stecher, the chief financial officer, of Cincinnati Financial Corporation each certifies that, to the best of his knowledge:
1.	the report fully complies with the requirements of Section 13(a) or 15(d) of the Exchange Act of 1934; and

2.	the information contained in the report fairly presents, in all material respects, the financial condition and results of operations of Cincinnati Financial Corporation.

Date: November 1, 2006
/S/ John J. Schiff, Jr.

John J. Schiff, Jr.
Chairman and Chief Executive Officer

/S/ Kenneth W. Stecher

Kenneth W. Stecher
Chief Financial Officer,
Executive Vice President,
Secretary and Treasurer
(Principal Accounting Officer)

Cincinnati Financial Corporation
52	Form 10-Q for the quarter ended September 30, 2006